EXHIBIT 21

                          SUBSIDIARIES OF MONROC, INC.

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

                                                                      Percentage of Outstanding
Name of Subsidiary                      Place of Incorporation        Stock Held by the Registrant
------------------                      ----------------------        ----------------------------

Big Horn Redi Mix Inc.                       Wyoming                  100%
Treasure Valley Concrete, Inc.               Idaho                    100%

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